Exhibit 10.01

                            TAX SEPARATION AGREEMENT

                                     between

                                 PEPSICO, INC.,
                               on behalf of itself
                                 and the members
                              of the PEPSICO GROUP

                                       and

                        TRICON GLOBAL RESTAURANTS, INC.,
                               on behalf of itself
                                 and the members
                               of the TRICON GROUP



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                            TAX SEPARATION AGREEMENT



               This Agreement is entered into as of the 26th day of August, 1997 between PepsiCo, Inc. ("PepsiCo"), a North Carolina corporation, on behalf of itself and the members of the PepsiCo Group, and TRICON Global Restaurants, Inc. ("TRICON"), a North Carolina corporation, on behalf of itself and the members of the TRICON Group.


                              W I T N E S S E T H:

               WHEREAS, pursuant to the tax laws of various jurisdictions, certain members of the TRICON Group, as defined below, presently file certain tax returns on an affiliated, consolidated, combined, unitary, fiscal unity or other group basis (including as permitted by Section 1501 of the Internal Revenue Code of 1986, as amended (the "Code")) with certain members of the PepsiCo Group, as defined below (each such group, a "Consolidated Group");


               WHEREAS, PepsiCo and TRICON intend to enter into a Separation Agreement dated as of August 26, 1997 (the "Separation Agreement"), providing for the distribution by PepsiCo to its shareholders of all of the common stock of TRICON that is held by PepsiCo (the "Distribution") and certain other matters;


               WHEREAS, PepsiCo and TRICON desire to set forth their agreement on the rights and obligations of PepsiCo, TRICON and the members of the PepsiCo Group and the TRICON Group, respectively, with respect to the handling and allocation of federal, state, local and foreign Taxes incurred in Taxable periods beginning prior to the Distribution Date, Taxes resulting from transactions effected in connection with the Distribution including but not limited to the distribution of certain borrowing proceeds by TRICON to PepsiCo (the "Restructuring") and various other Tax matters;

               NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.      Definitions

               (a)    As used in this Agreement:

               "Affiliate" of any Person shall mean (i) any individual, corporation, partnership or other entity directly or indirectly owning more than 50 percent (by vote or value) of, owned more than 50 percent (by vote or value) by, or under more than 50 percent (by vote or value) common ownership with, such Person, and (ii) any entity that is entitled to the benefit of any Tax Asset of such Person under applicable law, any entity with any Tax Asset to which such Person is entitled to the benefit of under applicable law, or any entity which is entitled or required to transfer or assign income, revenues, receipts, or gains to such Person under applicable law.

               "After-Tax Amount" shall mean an additional amount necessary to reflect the hypothetical Tax consequences of the receipt or accrual of any payment, using the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to the recipient of such payment for the relevant year, reflecting for example, the effect of the deductions available for interest paid or accrued and for Taxes such as state and local income Taxes.


               "Consolidated Group" shall have the meaning ascribed to it in the first "whereas" clause in this Agreement; provided, however, that "Consolidated Group" shall also include (i) PepsiCo or any Affiliate of PepsiCo that filed (or will file) any Pre-Distribution Period Returns that reflect the income, assets or operations of a Restaurant Business and (ii) any Affiliate of TRICON that filed (or will file) any Pre-Distribution Period Returns that reflect the income, assets or operations of a Non-Restaurant Business.


               "Distribution" shall mean the distribution by PepsiCo of all of the common stock of TRICON that is held by PepsiCo to PepsiCo's shareholders pursuant to the Separation Agreement.

               "Distribution Date" shall mean the date on which the Distribution shall be effected.

               "Federal Tax" shall mean any Tax imposed under Subtitle A of the Code and any related penalty imposed under Subtitle F of the Code.


               "Final Determination" shall mean (i) with respect to Federal Taxes, (A) a "determination" as defined in Section 1313(a) of the Code, or (B) the date of acceptance by or on behalf of the IRS of Form 870-AD (or any successor form thereto), as a final resolution of Tax liability for any Taxable period, except that a Form 870-AD (or successor form thereto) that reserves the right of the taxpayer to file a claim for refund or the right of the IRS to assert a further deficiency shall not constitute a Final Determination with respect to the item or items so reserved; (ii) with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise; (iii) with respect to any Tax, any final disposition by reason of the expiration of the applicable statute of limitations; or (iv) with respect to any Tax, the payment of Tax by PepsiCo, TRICON, or any member of the PepsiCo Group or the TRICON Group, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that the provisions of Section 8 hereof have been complied with, or, if such section is inapplicable, that the party responsible under the terms of this Agreement for such Tax is notified by the party paying such Tax that it has determined that no action should be taken to recoup such disallowed item, and the other party agrees with such determination.


               "IRS" shall mean the Internal Revenue Service.

               "LIBOR" shall be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of 30 days which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time. If at least two rates appear on the Reuters Screen LIBO Page, the rate will be the arithmetic mean of such rates.

               "Non-Restaurant Business" shall mean any business other than a Restaurant Business.

               "PepsiCo Group" shall mean, with respect to any Taxable period, PepsiCo and its Affiliates (including their predecessors and successors) at any time prior to the Distribution other than those Affiliates comprising the TRICON Group.


               "PepsiCo Tax Liability" shall mean, with respect to any Consolidated Group and any Taxable period, the PepsiCo Group's share of the Tax liability of such Consolidated Group, computed as if the relevant members of the PepsiCo Group were not and never were part of such Consolidated Group, but rather were a separate affiliated group of corporations filing a similar group Return (provided, however, that transactions with any member of the TRICON Group included in such Consolidated Group shall not be taken into account until the first Taxable period in which such transaction is required to be taken into account for Tax purposes under applicable law). Such computation shall be made
(A) without regard to the income, deductions (including net operating loss and capital loss deductions) and credits in any year of any member of the TRICON Group, except to the extent that a payment was made to any member of the TRICON Group with respect thereto, (B) by taking account of any Tax Asset of the PepsiCo Group, (C) with regard to net operating loss and capital loss carryforwards and carrybacks and minimum Tax credits from earlier years of the PepsiCo Group and without reduction for any such losses, carryforwards, carrybacks or credits used by any member of the TRICON Group, (D) by applying the maximum applicable statutory Tax rate in effect under applicable law during the relevant year, and (E) reflecting the positions, elections and accounting methods used by the Consolidated Group in preparing the relevant Return for the Consolidated Group. Notwithstanding anything to the contrary in this Agreement, any gain recognized upon the disposition of PepsiCo Food Systems shall be treated as a PepsiCo Tax Liability.


               "PepsiCo Vice President, Tax" shall include any successor position or title.

               "Person" shall have the meaning ascribed to it in Section 7701(a)(1) of the Code.

               "Post-Distribution Period" shall mean any taxable period (or portion thereof) beginning after the close of business on the Distribution Date.

               "Pre-Distribution Period" shall mean any Taxable period ending on or before the close of business on the Distribution Date; provided that if a Taxable period ending after the Distribution Date contains any days which fall prior to or on the Distribution Date, any portion of such Taxable period up to and including the Distribution Date shall also be included in the Pre-Distribution Period.

               "Prime" shall mean the rate announced from time to time as "prime" by Chase Manhattan Bank as its prime rate with respect to the applicable currency.

               "Restaurant Business" shall mean any business activity associated with the operation, development, franchising and licensing of restaurants (including the casual dining restaurants and PepsiCo Food Systems), as determined by the PepsiCo Vice President, Tax in accordance with past practice.


               "Restructuring" shall have the meaning ascribed to it in the third "whereas" clause in this Agreement; provided, however, that "Restructuring" shall exclude any normal business operations (including refranchising and the disposition of any aircraft).


               "Return" shall mean any Tax return, statement, report, form, election, claim or surrender (including estimated Tax returns and reports, extension requests and forms, and information returns and reports) required to be filed with any Taxing Authority.

               "Tax" (and the correlative meaning, "Taxes," "Taxing" and "Taxable") shall mean (A) any tax imposed under Subtitle A of the Code, or any net income, gross income, gross receipts, alternative or add-on minimum, sales, use, business and occupation, value-added, trade, goods and services, ad valorem, franchise, profits, license, business royalty, withholding, payroll, employment, capital, excise, transfer, recording, severance, stamp, occupation, premium, property, asset, real estate acquisition, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by a Taxing Authority; (B) any liability of a member of the PepsiCo Group or the TRICON Group, as the case may be, for the payment of any amounts of the type described in clause (A) for any Taxable period resulting from such member being a part of a Consolidated Group pursuant to the application of Treasury Regulation Section 1.1502-6 or any similar provision applicable under state, local or foreign law; or (C) any liability of a member of the PepsiCo Group or the TRICON Group for the payment of any amounts described in clause (A) as a result of any express or implied obligation to indemnify any other party.

               "Tax Asset" shall mean any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, target jobs Tax credit, low income housing credit, research and experimentation credit, charitable deduction, or any other loss, credit or Tax attribute, including additions to basis of property and attributes which reduce or offset value-added Tax liability, which could reduce any Tax (domestic or foreign), including, without limitation, deductions, credits, or alternative minimum net operating loss carryforwards related to alternative minimum Taxes.

               "Tax Packages" shall mean one or more packages of information that are (i) reasonably necessary for the purpose of preparing Returns of any Consolidated Group with respect to a Pre-Distribution Period and (ii) completed in all material respects in accordance with the standards that PepsiCo has established for its subsidiaries with respect to the relevant Pre-Distribution Period.

               "Tax Proceeding" shall mean any Tax audit, dispute or proceeding (whether administrative or judicial).

               "Taxing Authority" shall mean any governmental authority (domestic or foreign), including, without limitation, any state, municipality, political subdivision or governmental agency, responsible for the imposition of any Tax.


               "TRICON Group" shall mean TRICON and its Affiliates immediately after the Distribution Date, including any predecessors thereto; provided, however, that for purposes of determining whether an entity is a member of the TRICON Group, a transfer of beneficial ownership of an entity shall be treated as a transfer of title, regardless of whether title has actually passed; provided further, that to the extent that PepsiCo or an Affiliate of PepsiCo or an Affiliate of TRICON conducted both a Restaurant Business and a Non-Restaurant Business, the Restaurant Business shall be treated for purposes of this Agreement as a separate corporation that is a member of the TRICON Group and the Non-Restaurant Business shall be treated for purposes of this Agreement as a separate corporation that is a member of the PepsiCo Group; provided further, that if with respect to any Pre-Distribution Period (or portion thereof) any Affiliate of PepsiCo was involved solely in the conduct of a Restaurant Business, such member shall be treated as a member of the TRICON Group for such Pre-Distribution Period (or portion thereof); and provided further, that if with respect to any Pre-Distribution Period (or portion thereof) any Affiliate of TRICON was not involved in the conduct of a Restaurant Business, such member shall not be treated as a member of the TRICON Group for such Pre-Distribution Period (or portion thereof).

               "TRICON Tax Liability" shall mean, with respect to any Consolidated Group and any Taxable period, the TRICON Group's share of the Tax liability of such Consolidated Group, computed as if the relevant members of the TRICON Group were not and never were part of such Consolidated Group, but rather were a separate affiliated group of corporations filing a similar group Return (provided, however, that transactions with any member of the PepsiCo Group included in such Consolidated Group shall not be taken into account until the first Taxable period in which such transaction is required to be taken into account for Tax purposes under applicable law). Such computation shall be made
(A) without regard to the income, deductions (including net operating loss and capital loss deductions) and credits in any year of any member of the PepsiCo Group, except to the extent that a payment was made to any member of the PepsiCo Group with respect thereto, (B) by taking account of any Tax Asset of the TRICON Group, including net operating loss and capital loss carryforwards and carrybacks and minimum Tax credits from earlier years of the TRICON Group except to the extent that such losses, carryforwards, carrybacks or credits have been used by any member of the PepsiCo Group for purposes of computing the PepsiCo Tax Liability, (C) by applying the maximum applicable statutory Tax rate in effect under applicable law during the relevant year, and (D) reflecting the positions, elections and accounting methods used by the Consolidated Group in preparing the relevant Return for the Consolidated Group. Notwithstanding the foregoing, in the jurisdictions of the United Kingdom, Canada, Australia, Mexico and New Zealand, the TRICON Tax Liability shall be determined in accordance with PepsiCo's past policy for the sharing of Tax liabilities and losses and other Tax benefits. For purposes of the preceding sentence, in the event of any adjustment that increases the Tax liability of the relevant Consolidated Group in any of those jurisdictions, such increase shall be allocated proportionately among the legal entities impacted by such adjustment.


               (b) Any term used in this Agreement which is not defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury regulations thereunder (as interpreted in administrative pronouncements and judicial decisions) or in comparable provisions of applicable law.

2.      Administrative and Compliance Matters.

               (a) Sole Tax Sharing Agreement. Any and all existing Tax sharing agreements or arrangements, written or unwritten, between any member of the PepsiCo Group and any member of the TRICON Group shall be or shall have been terminated as of the date of this Agreement. As of the date of this Agreement, neither the members of the TRICON Group nor the members of the PepsiCo Group shall have any further rights or liabilities thereunder, and this Agreement shall be the sole Tax sharing agreement between the members of the TRICON Group and the members of the PepsiCo Group. Notwithstanding the foregoing, if any such termination is not binding on any Taxing Authority, the TRICON Group shall hold the affected member of the PepsiCo Group harmless against any adverse effect which would have been avoided if such termination had been given effect by such Taxing Authority.

               (b) Designation of Agent. TRICON and each member of the TRICON Group, and PepsiCo and each member of the PepsiCo Group, as the case may be, in each case with respect to any Consolidated Group of which such Person is a member, hereby irrevocably authorize PepsiCo or TRICON, as the case may be, and consistent with past practice and applicable law, to designate a member of the PepsiCo Group or the TRICON Group, as appropriate, or a successor of such member, as its agent, coordinator, and administrator, for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) necessary or incidental to the filing of any Return, any amended Return, or any claim for refund (even where an item or Tax Asset giving rise to an amended Return or refund claim arises in a Post-Distribution Period), credit or offset of Tax or any other proceedings, and for the purpose of making payments to, or collecting refunds from, any Taxing Authority, in each case relating only to any Pre-Distribution Period. Such designated member of the PepsiCo Group or the TRICON Group, as the case may be, as agent, covenants to TRICON or PepsiCo, respectively, that it shall be responsible to see that all such administrative matters relating thereto shall be handled promptly and appropriately.


               (c)   Pre-Distribution   Period   Returns.   With  respect  to  a
Consolidated Group, the member of the PepsiCo Group or the TRICON Group, as applicable, that is required by applicable law to file the Returns for all Pre-Distribution Periods will prepare such Returns with the assistance of the TRICON Group or the PepsiCo Group, respectively. With respect to each Consolidated Group, either a member of the PepsiCo Group or a member of the TRICON Group, as consistent with past practice and applicable law, will file the Pre-Distribution Period Returns for such Consolidated Group. PepsiCo and the members of the PepsiCo Group shall have the right with respect to any Consolidated Group Returns to determine (x) the manner in which such returns, documents or statements shall be prepared and filed, including, without limitation, the manner in which any item of income, gain, loss, deduction or credit shall be reported; provided, however, that such returns, documents or statements shall be prepared in accordance with past practice (unless such past practice is no longer permissible under the Code or other applicable law), (y) whether any extensions should be requested, and (z) subject to the third and fourth sentences of the definition of TRICON Tax Liability, the elections, including claims and surrenders for U.K. group relief and any similar foreign offsetting procedures, that will be made by any member of the PepsiCo Group or the TRICON Group. In addition, with respect to all Pre-Distribution Periods, except as provided in Section 8(b), PepsiCo and the members of the PepsiCo Group shall have the right to (i) contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit of any consolidated return filed by the PepsiCo Group or the TRICON Group, (ii) file, prosecute, compromise or settle any claim for refund, (iii) determine whether any refunds to which the PepsiCo Group may be entitled shall be received by way of refund or credited against the tax liability of the PepsiCo Group and (iv) determine whether a deposit will be made with a Taxing Authority to stop the running of interest. With respect to the 1997 Tax year, TRICON and the members of the TRICON Group shall prepare and deliver to PepsiCo all Tax Packages no later than the due date prescribed for the members of the PepsiCo Group.


3.      Tax Sharing.

               (a) General. For each Taxable period of each Consolidated Group during which income, profits, gains, net worth, receipts, sales, loss or credit against Tax of at least one member of each of the TRICON Group and the PepsiCo Group are includible in a Return of such Consolidated Group, the TRICON Group or the PepsiCo Group, as appropriate, shall pay, as provided in this Section 3, to the PepsiCo Group or the TRICON Group, respectively, an amount equal to the TRICON Tax Liability or the PepsiCo Tax Liability, as appropriate, for such Taxable period, if any. Any Return filed by an entity described in clause (i) of the definition of Consolidated Group shall be treated as required to be filed by the PepsiCo Group and any payment made prior to the Distribution with respect to such Return shall be treated as having been made by the PepsiCo Group. Any Return filed by an entity described in clause (ii) of the definition of Consolidated Group shall be treated as required to be filed by the TRICON Group and any payment made prior to the Distribution with respect to such Return shall be treated as having been made by the TRICON Group.

                (b) Estimated Payments. Not later than 3 days after a member of the PepsiCo Group or a member of the TRICON Group, as the case may be, makes an estimated Tax payment with respect to a Taxable period of a Consolidated Group, whether or not such payment is made prior to the Distribution, the PepsiCo Group shall (i) in good faith determine the amount of the TRICON Tax Liability or the PepsiCo Tax Liability, as appropriate, pursuant to this Agreement and (ii) deliver a written statement to TRICON reflecting the determination described above. Not later than three days after receipt of such statement, the TRICON Group shall pay to the PepsiCo Group or the PepsiCo Group shall pay to the TRICON Group, as appropriate, the amount so determined in accordance with
Section 9 hereof.

               (c)    Payment of Taxes at Year-End.


               (i) Not later than 5 business days before a member of the PepsiCo Group or a member of the TRICON Group, as the case may be, is required to file a Return (after taking extensions into account) with respect to any Consolidated Group for which payments are to be made under this Agreement, whether or not such Return is filed prior to the Distribution, the PepsiCo Group shall deliver to the TRICON Group a written statement setting forth the difference between (x) the TRICON Tax Liability or the PepsiCo Tax Liability, as appropriate, for such Return, and (y) the aggregate amount of payments with respect to the TRICON Tax Liability or the PepsiCo Tax Liability, as appropriate, for such year made pursuant to Section 3(b) or otherwise, including estimated Tax payments made by way of intercompany account transfers. Not later than the date such Return is required to be filed, the TRICON Group shall pay to the PepsiCo Group or the PepsiCo Group shall pay to the TRICON Group, as appropriate, in accordance with
Section 9 hereof, an amount equal to such difference, if any; provided, however, that to the extent such payment is to be made to the TRICON Group and is attributable to a claim for refund of Taxes previously paid to a Taxing Authority, the PepsiCo Group will not be required to make such payment to the TRICON Group.


               (ii) With respect to each Return described in Section 3(a) above and previously filed by a Consolidated Group, and for which the TRICON Tax Liability or the PepsiCo Tax Liability, as the case may be, has not been satisfied in full or for which the TRICON Group has not paid the PepsiCo Group in full for a benefit derived from the use of a Tax Asset of the PepsiCo Group, the TRICON Group shall pay to the PepsiCo Group or the PepsiCo Group shall pay to the TRICON Group, as appropriate, within 30 days of demand therefor, the amount in respect of such Return as determined by the PepsiCo Vice President, Tax.

               (d) Certain Other Matters.


               (i) With respect to each Consolidated Group, the TRICON Group shall pay to the PepsiCo Group the actual benefit received by such Consolidated Group from the use of any Tax Asset of the PepsiCo Group or any Tax Asset attributable to the Restaurant Business which is reattributed to PepsiCo pursuant to Treasury Regulation ss.1.1502-20(g) or any comparable provision of applicable law, or in the event that California Pizza Kitchen ("CPK") is a member of the TRICON Group, the use of any Pre-Distribution Period Tax Asset of CPK (the "CPK Tax Asset"), including, without limitation, any Tax Asset that is reattributed to TRICON pursuant to Treasury Regulation Section 1.1502-20(g), whether arising in a Pre-Distribution Period or a Post-Distribution Period. TRICON agrees that if CPK is a member of the TRICON Group, any disposition of CPK will be effected as a stock transfer and an election shall be made to reattribute the net operating losses attributable to CPK to TRICON pursuant to Treasury Regulation Section 1.1502-20(g). Such benefit shall be considered equal to the excess of the amount of Tax that would have been payable to a Taxing Authority (or of the Tax refund that would have been receivable) by such Consolidated Group in the absence of such Tax Asset over the amount of Tax actually payable to a Taxing Authority (or of the Tax refund actually receivable) by such Consolidated Group. Payment of the amount of such benefit shall be made within 30 days of the receipt by any member of the TRICON Group of any refund, credit or other offset attributable thereto from the relevant Taxing Authority and the future Returns of the PepsiCo Group shall be adjusted to reflect such use. Notwithstanding the definition of TRICON Tax Liability or any other provision in this Agreement, any loss recognized upon any disposition of the casual dining restaurants or any disposition of assets thereof shall be treated as a Tax Asset of the PepsiCo Group.


               (ii) If, subsequent to the payment by the TRICON Group to the PepsiCo Group of any amount referred to in Section 3(d)(i) above, there shall be
(A) a Final Determination which results in a disallowance or a reduction of the Tax Asset so used or (B) a reduction in the amount of the benefit realized by the TRICON Group from such Tax Asset as a result of a Final Determination or the use by the TRICON Group of a Tax Asset of a member of the TRICON Group, the PepsiCo Group shall repay to the TRICON Group the amount which would not have been payable to the PepsiCo Group pursuant to Section 3(d)(i) had the amount of the benefit been determined in light of such event. In addition, the PepsiCo Group shall hold each member of the TRICON Group harmless for any penalty or interest payable by any member of the TRICON Group as a result of any such event referred to in the preceding sentence, unless such event is attributable to any action of any member of the TRICON Group. Any amounts payable under this Section 3(d)(ii) shall be paid by the PepsiCo Group within 30 days after receipt of written notice from the TRICON Group.

               (e)  Treatment of Adjustments.

               (i) Except as provided in clause (iii) below if any adjustment is made in, or if a Taxing Authority assesses any deficiency with respect to, a Return of a Consolidated Group filed by a member of the TRICON Group which would have increased the PepsiCo Tax Liability under Section 3(c)(i), then within 30 days after a Final Determination of the adjustment, the PepsiCo Group shall pay to the TRICON Group the difference between all payments actually made under
Section 3(c)(i) and all payments that would have been made under Section 3(c)(i) taking such adjustment into account.

               (ii) If any adjustment is made in, or if a Taxing Authority assesses any deficiency with respect to, a Return of a Consolidated Group filed by a member of the PepsiCo Group which would have increased the TRICON Tax Liability under Section 3(c)(i), then within 30 days after any member of the PepsiCo Group makes a payment to a Taxing Authority or makes a deposit with a Taxing Authority to stop the running of interest with respect to such adjustment, the TRICON Group shall pay to the PepsiCo Group the difference between all payments actually made under Section 3(c)(i) and all payments that would have been made under Section 3(c)(i) taking such adjustment into account.

               (iii) If any adjustment made in, or any deficiency assessed with respect to, a Return of a Consolidated Group results in a reduction in the amount of the benefit realized by the PepsiCo Group from a Tax Asset of the TRICON Group (whether or not the TRICON Group was paid in respect of such benefit), the TRICON Group shall, within 30 days after receipt of written notice from the PepsiCo Group, pay to the PepsiCo Group the amount of such reduction. In addition, the TRICON Group shall hold each member of the PepsiCo Group harmless for any penalty or interest payable by any member of the TRICON Group as a result of any such reduction.

               (iv) Any refunds or credits of Tax (including a return of a deposit described in Section 3(e)(ii)) received by a member of the TRICON Group relating to a Pre-Distribution Period, shall be paid by such member of the TRICON Group to the PepsiCo Group within 30 days of receipt; provided that no such payment shall be required to the extent such refund or credit is attributable to (x) a Tax Asset of the PepsiCo Group for which payment has previously been made by the TRICON Group, or (y) an adjustment for which payment in respect thereof has previously been made pursuant to Section 3(e)(i) or 3(e)(ii).

4.      Certain Representations and Covenants.


               (a) (i) TRICON Representations. TRICON and each member of the TRICON Group represent that as of the date hereof, and covenants that on the Distribution Date, there is no plan or intention (A) to liquidate TRICON or to merge or consolidate TRICON, or any member of the TRICON Group conducting an active trade or business relied upon in connection with the Restructuring or the Distribution, with any other person subsequent to the Distribution, (B) to sell, refranchise or otherwise dispose of any asset, or close any restaurant unit, of TRICON or any member of the TRICON Group subsequent to the Distribution, in a manner that would result in any increased Tax liability or reduction of any Tax Asset of the PepsiCo Group or any member thereof, (C) to take any action inconsistent with the information and representations furnished to the IRS or any other Taxing Authority in connection with the request for a private letter ruling (or any comparable pronouncement by a Taxing Authority under applicable law) with respect to the Distribution or the Restructuring, regardless of whether such information and representations were included in the ruling or pronouncement issued by the IRS or other Taxing Authority, (D) to enter into any negotiations, agreements, or arrangements with respect to transactions or events (including stock issuances, pursuant to the exercise of options or otherwise, option grants, the adoption of, or authorization of shares under, a stock option plan, capital contributions, or acquisitions, but not including the Distribution) which, if treated as consummated before the proposed distribution, would result in PepsiCo not having "control" of TRICON within the meaning of sections 355(a)(1)(A) and 368(c) of the Code at the time of the Distribution,
(E) to make any change in equity structure that would result in PepsiCo not having such "control" (except for the Distribution), (F) to repurchase stock of TRICON in a manner contrary to the requirements of Revenue Procedure 96-30 or in a manner contrary to the representations made in connection with the request for a private letter ruling with respect to the Distribution, (G) to take any action that contravenes any existing gain recognition agreement or other agreement with a Taxing Authority to which any member of the TRICON Group or the PepsiCo Group is a party or (H) to enter into any negotiations, agreements, or arrangements with respect to transactions or events (including stock issuances, pursuant to the exercise of options or otherwise, option grants, the adoption of, or authorization of shares under, a stock option plan, capital contributions, or acquisitions, but not including the Distribution) which may cause the Distribution to be treated as part of a plan pursuant to which one or more Persons acquire directly or indirectly TRICON stock representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code.


               (ii) TRICON and PepsiCo Representations. Each of TRICON, PepsiCo and the members of the TRICON Group and the PepsiCo Group, respectively, represents that as of the date hereof, and covenants that on the Distribution Date, neither TRICON, PepsiCo nor the members of the TRICON Group or PepsiCo Group, respectively (as applicable), is aware of any present plan or intention by the current shareholders of PepsiCo to sell, exchange, transfer by gift, or otherwise dispose of any of their stock in, or securities of, PepsiCo or TRICON subsequent to the Distribution. In making this representation, the parties hereto recognize that the shares of PepsiCo are, and the shares of TRICON will be, listed on certain stock exchanges and regular public trading in such shares can be expected.


               (b) TRICON Covenants. TRICON covenants to PepsiCo that, without the prior written consent of the PepsiCo Vice President, Tax, (i) during the two-year period following the Distribution Date neither TRICON, nor any member of the TRICON Group conducting an active trade or business relied upon in connection with the Restructuring or the Distribution, will liquidate, merge or consolidate with any other person, (ii) during the two-year period following the Distribution Date TRICON will not sell, refranchise exchange, distribute or otherwise dispose of its assets or those of any member of the TRICON Group, or close any of its restaurant units or those of any member of the TRICON Group, in a manner that would result in any increased Tax liability or reduction of any Tax Asset of the PepsiCo Group or any member thereof, (iii) following the Distribution, TRICON will, for a minimum of two years, continue the active conduct of the historic business conducted by TRICON throughout the five year period prior to the Distribution, (iv) TRICON will not, nor will it permit any member of the TRICON Group to, take any action inconsistent with the information and representations furnished to the IRS or any other Taxing Authority in connection with the request for a private letter ruling (or any comparable pronouncement by a Taxing Authority under applicable law) with respect to the Distribution or the Restructuring, regardless of whether such information and representations were included in the ruling or pronouncement issued by the IRS or other Taxing Authority, (v) TRICON will not take any action that contravenes any existing gain recognition agreement or other agreement with a Taxing Authority to which any member of the TRICON Group or the PepsiCo Group is a party, (vi) TRICON will not repurchase stock of TRICON in a manner contrary to the requirements of Revenue Procedure 96-30 or in a manner contrary to the representations made in connection with the request for a private letter ruling with respect to the Distribution, (vii) on or after the Distribution Date TRICON will not, nor will it permit any member of the TRICON Group to, make or change any accounting method, amend any Return or take any Tax position on any Return, take any other action, omit to take any action or enter into any transaction that results in any increased Tax liability or reduction of any Tax Asset of the PepsiCo Group or any member thereof in respect of any Pre-Distribution Period, and (viii) during the applicable period provided in Section 355(e)(2)(B) of the Code with respect to the Distribution, it will not enter into any transaction or make any change in its equity structure (including stock issuances, pursuant to the exercise of options or otherwise, option grants, the adoption of, or authorization of shares under, a stock option plan, capital contributions, or acquisitions, but not including the Distribution) which may cause the Distribution to be treated as part of a plan pursuant to which one or more Persons acquire directly or indirectly TRICON stock representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code. TRICON also covenants to PepsiCo that during the two-year period following the Distribution Date, TRICON will not enter into any transaction affecting, or that could affect, the ownership of the equity interests in TRICON, or make any change in its equity structure (including stock issuances, pursuant to the exercise of options or otherwise, the adoption of, or authorization of shares under, a stock option plan, capital contributions, or acquisitions, but not including the Distribution) unless TRICON provides the PepsiCo Vice President, Tax with written notification of such transaction, and the PepsiCo Vice President, Tax consents to such transaction; provided, however, that if such consent is not given, the PepsiCo Vice President, Tax agrees to seek an unqualified opinion of counsel from counsel chosen by the PepsiCo Vice President, Tax, that such transaction or change in equity structure, together with any prior transactions or changes in equity structure (including stock issuances, pursuant to the exercise of options or otherwise, option grants, the adoption of, or authorization of shares under, a stock option plan, capital contributions, or acquisitions, but not including the Distribution), if treated as consummated before the Distribution, would not result in PepsiCo not having "control" of TRICON within the meaning of Sections 355(a)(1)(A) and 368(c) of the Code at the time of the Distribution. Upon the receipt of such opinion, TRICON shall be entitled to enter into such transaction or make such change in its equity structure. If such an opinion is not obtained, TRICON shall not be entitled to enter into such transaction or make such change in its equity structure. The PepsiCo Vice President, Tax agrees that either (i) consent or
(ii) an opinion of counsel will be delivered to TRICON within 15 days of TRICON's written notification to PepsiCo of such transaction. TRICON covenants to PepsiCo that during the two-year period following the Distribution Date, TRICON will not issue any stock options with with respect to shares that have not been authorized. In no event will TRICON enter into any transaction or make any change in equity structure (including stock issuances, pursuant to the exercise of options or otherwise, option grants, the adoption of, or authorization of shares under, a stock option plan, capital contributions, or acquisitions, but not including the Distribution) during the two year period following the Distribution which, if treated as consummated before the Distribution, result in PepsiCo not having "control" of TRICON within the meaning of Sections 355(a)(a)(A) and 368(c) of the Code at the time of Distributtion. For purposes of the preceding sentence, any option authorized under a stock option plan will be treated as having been granted. TRICON shall provide to PepsiCo, on the first business day of every month, commencing on November 3, 1997, a certificate describing any transaction or change in equity structure described in the second sentence of this Section 4(b) and any option grants which occurred during the preceding month. TRICON agrees that PepsiCo is to have no liability for any tax resulting from any action referred to in this
Section 4(b) and agrees to indemnify and hold harmless the PepsiCo Group against any such tax. TRICON shall also bear all costs incurred by PepsiCo in connection with obtaining any opinion of counsel or in connection with PepsiCo's determination of whether or not to grant any written consent required under this
Section 4(b).

               (c) Deductions and Certain Taxes Related to Options. The PepsiCo Vice President, Tax shall determine whether the PepsiCo Group or the TRICON Group shall file Returns claiming (x) the Tax deductions attributable to the exercise of options to purchase stock of PepsiCo which are held by employees or former employees of the TRICON Group and (y) any other similar compensation related Tax deductions. If it is determined that the PepsiCo Group shall claim all such Tax deductions, (i) the PepsiCo Group shall be entitled to any such Tax Deductions, (ii) the Returns of the PepsiCo Group and the TRICON Group shall reflect the entitlement of the PepsiCo Group to such deductions, (iii) to the extent any such deductions are disallowed because a Taxing Authority determines that TRICON should have claimed such deductions, the TRICON Group shall pay to the PepsiCo Group an amount equal to the Tax paid by the PepsiCo Group as a result of such disallowance, (iv) within 1 day of the exercise of any option described in clause (x) of the preceding sentence, or within 1 day of any other event that would result in a compensation related Tax deduction, as the case may be, the TRICON Group will pay to the PepsiCo Group an amount equal to the liability of the PepsiCo Group under the Federal Insurance Contributions Act, the Federal Unemployment Tax Act or any state employment tax law in connection with the exercise of such an option, except to the extent such Tax is withheld from a payment to the employee and remitted to a Taxing Authority on the employee's behalf. If it is determined that the TRICON Group shall claim all such Tax deductions, (i) the Returns of the PepsiCo Group and the TRICON Group shall reflect such determination, (ii) not later than 3 days prior to the due date of any Tax Return, TRICON shall notify the PepsiCo Vice President, Tax of the amount of Tax deductions it intends to claim with respect to such options or other compensation related Tax deductions, (iii) the TRICON Group shall pay to the PepsiCo Group an amount equal to the product of the amount of the related deductions and the sum of the PepsiCo Group's applicable statutory federal Tax rate and state and local Tax rate net of any federal Tax benefit attributable to state and local Taxes for the relevant Tax period, as determined by the PepsiCo Vice President, Tax, and such payment, with respect to each such deduction, shall be made not later than 3 days prior to the due date of the estimated Tax payment immediately following when any member of the TRICON Group becomes entitled to any refund, credit or other offset attributable to such deduction,
(iv) TRICON and each member of the TRICON Group will indemnify the PepsiCo Group against any Tax liability of the PepsiCo Group under the Federal Insurance Contributions Act or the Federal Unemployment Tax Act incurred in connection with the exercise of such an option or the occurrence of any other event resulting in a compensation related Tax deduction, as the case may be, except to the extent such Tax is withheld from a payment to the employee and remitted to a Taxing Authority on the employee's behalf, and (v) to the extent such deduction is disallowed because a Taxing Authority determines that PepsiCo should have claimed such deduction, the PepsiCo Group will file an amended Return claiming such deduction, and the PepsiCo Group shall pay to the TRICON Group the actual benefit received by the PepsiCo Group in respect of such deduction to the extent that TRICON has previously made a payment to PepsiCo pursuant to the immediately preceding clause (iii) attributable to such deduction. For purposes of the immediately preceding clause (i), the PepsiCo Vice President, Tax will have the right to determine the amount of such Tax deductions attributable to the exercise of such options or other compensation related Tax deductions that will be claimed by the TRICON Group on any Tax Return; provided, however, that PepsiCo will indemnify TRICON and the members of the TRICON Group against any Tax liability for any disallowed deductions to the extent the amount of deductions claimed on any Tax return exceeds the amount of deductions in the notice described in the immediately preceding clause (ii) provided that TRICON has previously made a payment to PepsiCo pursuant to the immediately preceding clause (iii) attributable to such deductions. For purposes of the immediately preceding clause (v), such benefit shall be considered equal to the excess of the amount of Tax that would have been payable to a Taxing Authority (or of the Tax refund that would have been receivable) by the PepsiCo Group in the absence of such deduction over the amount of Tax actually payable to a Taxing Authority (or of the Tax refund actually receivable) by the PepsiCo Group. Payment of the amount of such benefit shall be made within 30 days of the receipt by any member of the PepsiCo Group of any refund, credit or other offset attributable thereto from the relevant Taxing Authority.

5.      Indemnities.

               (a) TRICON Indemnity. TRICON and each member of the TRICON Group will jointly and severally indemnify PepsiCo and the members of the PepsiCo Group that were members of a Consolidated Group that included such TRICON Affiliate against and hold them harmless from:

               (i) any Tax liability of the TRICON Group and any Tax liability attributable to the Restructuring except for any Tax liability described in
Section 5(b)(ii);

               (ii) any liability or damage resulting from a breach by TRICON or any member of the TRICON Group of any representation or covenant made by TRICON herein;

               (iii) any Tax liability resulting from the Distribution and attributable to any action of TRICON or any member of the TRICON Group, without regard to whether the PepsiCo Vice President, Tax has consented to such action;

               (iv) any Tax liability resulting from the recapture,  pursuant to
Section 904(f) of the Code, of an overall foreign loss for a Pre-Distribution Period to the extent that the PepsiCo Vice President, Tax determines that such loss is attributable to operations of the Restaurant Business in a Pre-Distribution Period; and

               (v)  all  liabilities,   costs,   expenses  (including,   without
limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax liability or damage described in (i), (ii), (iii), or (iv) including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, liability or damage.

               (b) PepsiCo Indemnity. PepsiCo and each member of the PepsiCo Group will jointly and severally indemnify TRICON and the members of the TRICON Group that were members of a Consolidated Group that included such PepsiCo Affiliate against and hold them harmless from:

               (i) any Tax Liability of the PepsiCo Group and any Tax liability resulting from the Distribution, other than any such liabilities described in
Section 5(a);

               (ii) with respect to the Restructuring, any Tax liability attributable to the distribution of certain borrowing proceeds by TRICON to PepsiCo desccribed in Section 13 of the Separation Agreement and any current Taxes attributable to the Restructuring and shown as due on any Return for the period up to and including the Distribution Date and filed within 12 months of the Distribution Date; provided, however, that PepsiCo shall have complete discretion in determining the amount of such Tax liabilities to be shown on such Returns;

               (iii) any liability or damage resulting from a breach by PepsiCo or any member of the PepsiCo Group of any representation or covenant made by PepsiCo herein; and

               (iv)  all  liabilities,   costs,  expenses  (including,  without
limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax liability or damage described in (i) or (ii) including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, liability or damage.


If a member of the PepsiCo Group ceases to be an Affiliate of PepsiCo as a result of a sale of its stock to a third party (whether or not treated as a sale or exchange of stock for Tax purposes), such member of the PepsiCo Group shall be released from its obligations under this Agreement upon such sale and neither PepsiCo nor any member of the PepsiCo Group shall have any obligation to indemnify TRICON or any member of the TRICON Group under Section 5(b)(iii) for any liability or damage attributable to actions taken by such Affiliate after such sale.

               (c) Discharge of Indemnity. TRICON, PepsiCo and the members of the TRICON Group and PepsiCo Group, respectively, shall discharge their obligations under Sections 5(a) and 5(b) hereof, respectively, by paying the relevant amount within 30 days of demand therefor. The PepsiCo Group shall be entitled to make such a demand at any time after a member of the PepsiCo Group makes a payment or deposit in respect of a Tax for which any member of the TRICON Group has an obligation under Section 5(a). The TRICON Group shall be entitled to make such a demand at any time after a Final Determination of an obligation of any member of the PepsiCo Group under Section 5(b). Any such demand shall include a statement showing the amount due under Section 5(a) or 5(b), as the case may be. Calculation mechanics relating to items described in
Section 5(a)(i) and 5(b)(i) are set forth in Section 3(c). Notwithstanding the foregoing, if either TRICON, PepsiCo or any member of the TRICON Group or PepsiCo Group disputes in good faith the fact or the amount of its obligation under Section 5(a) or Section 5(b), then no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 16 hereof; provided, however, that any amount not paid within 30 days of demand therefor shall bear interest as provided in Section 9.

               (d) Tax Benefits. If an indemnification obligation of any member of the PepsiCo Group or any member of the TRICON Group, as the case may be, under this Section 5 with respect to a Consolidated Group arises in respect of an adjustment that makes allowable to a member of the TRICON Group or a member of the PepsiCo Group, respectively, any deduction, amortization, exclusion from income or other allowance (a "Tax Benefit") which would not, but for such adjustment, be allowable, then any payment by any member of the PepsiCo Group or any member of the TRICON Group, respectively, pursuant to this Section 5 shall be an amount equal to (x) the amount otherwise due but for this subsection (d), minus (y) the present value of the product of the Tax Benefit multiplied (i) by the maximum applicable federal, foreign or state, as the case may be, corporate tax rate in effect at the time such Tax Benefit becomes allowable to a member of the TRICON Group or a member of the PepsiCo Group (as the case may be) or (ii) in the case of a credit, by 100 percent. The present value of such product shall be determined by discounting such product from the time the Tax Benefit becomes allowable at a rate equal to Prime.

               (e) For purposes of this Section 5, in the case of Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Distribution Date, the portion of such Tax related to the portion of such Tax period ending on the Distribution Date shall (x) in the case of any Taxes other than Taxes based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Distribution Date and the denominator of which is the number of days in the entire Tax period, and
(y) in the case of any Tax based upon or related to income, sales, gross receipts, wages, capital expenditures or expenses, be deemed equal to the amount which would be payable if the relevant Tax period ended on the Distribution Date.

6. Guarantees. PepsiCo or TRICON, as the case may be, shall guarantee the obligations of each member of the PepsiCo Group or the TRICON Group, respectively, under this Agreement.

7.      Communication and Cooperation.

               (a) Consult and Cooperate. TRICON and PepsiCo shall consult and cooperate (and shall cause each member of the TRICON Group or the PepsiCo Group, respectively, to cooperate) fully at such time and to the extent reasonably requested by the other party in connection with all matters subject to this Agreement. Such cooperation shall include, without limitation,

               (i) the retention and provision on reasonable request of any and all information including all books, records, documentation or other information pertaining to Tax matters relating to the PepsiCo Group and the TRICON Group, any necessary explanations of information, and access to personnel, until one year after the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof);

               (ii) the execution of any document that may be necessary or helpful in connection with any required Return or in connection with any audit, proceeding, suit or action; and

               (iii) the use of the parties' best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing.

               (b) Provide Information. PepsiCo and TRICON shall keep each other fully informed with respect to any material development relating to the matters subject to this Agreement.

               (c) Tax Attribute Matters. PepsiCo and TRICON shall promptly advise each other with respect to any proposed Tax adjustments relating to a Consolidated Group, which are the subject of an audit or investigation, or are the subject of any proceeding or litigation, and which may affect any Tax liability or any Tax attribute of PepsiCo, TRICON, the PepsiCo Group, the TRICON Group or any member of the TRICON Group or the PepsiCo Group (including, but not limited to, basis in an asset or the amount of earnings and profits).

8.      Audits and Contest.

               (a) Notwithstanding anything in this Agreement to the contrary, PepsiCo shall have full control over all matters relating to any Return or any Tax Proceeding relating to any Tax matters of at least one member of the PepsiCo Group. TRICON may, at its own expense, participate in any such Tax Proceeding. Except as provided in Section 8(b), PepsiCo shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence.

               (b)(i) No settlement of any Tax Proceeding relating to any matter which would cause a payment obligation under Sections 5(a) or 5(b) shall be accepted or entered into by or on behalf of the party entitled to receive a payment under either Section 5(a) or 5(b), whichever is applicable, unless the party ultimately responsible for such payment under either Section 5(a) or 5(b), whichever is applicable (the "Indemnitor"), consents thereto in writing (which consent shall not be unreasonably withheld or delayed); provided, however, that, notwithstanding anything to the contrary in this Agreement, PepsiCo may settle any Tax Proceeding if it determines, in its sole judgment, that TRICON is not cooperating in such Tax Proceeding. If the Indemnitor does not respond to the indemnified party's request for consent within 30 days, the Indemnitor will be deemed to have consented to the settlement.

               (ii) Upon request, during the course of any Tax Proceeding relating to a Tax liability or damage described in Section 5(a), TRICON shall from time to time furnish PepsiCo with evidence reasonably satisfactory to PepsiCo of TRICON's ability to pay the amount for which it is responsible pursuant to Sectioin 5(a). If at any time during such Tax Proceeding PepsiCo determines that TRICON could not pay such amount, then TRICON shall be required to furnish a guarantee or performance bond satisfactory to PepsiCo in an amount equal to the amount for which TRICON is responsible pursuant to Secton 5(a). If TRICON fails to furnish such guarantee or bond, PepsiCo may settle the Tax proceeding without TRICON's consent, and TRICON shall remain obligated to indemnify PepsiCo pursuant to Section 5(a).

               (iii) Notwithstanding anything to the contrary in this Agreement, in the event a Tax Proceeding involves an issue that is common to both the PepsiCo Group and the TRICON Group, including but not limited to the pending litigation regarding Section 1253 of the Code, PepsiCo shall use its best efforts to settle such issues on behalf of the PepsiCo Group and the TRICON Group on a consistent basis.

               (iv) Nothwithstanding anything to the contrary in this Agreement, with respect to any Tax Proceeding involving issues solely related to a TRICON Tax liability, TRICON shall have control over such Tax Proceeding.

               (v) With respect to any Tax Proceeding that relates to a TRICON Tax liability, PepsiCo agrees to act in good faith on behalf of TRICON and the members of the TRICON Group in settling such Tax Proceeding.

               (c) The indemnified party agrees to give notice to the Indemnitor of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder within 30 days of such assertion or commencement, or such earlier time that would allow the Indemnitor to timely respond to such claim, suit action or proceeding.

               (d) With respect to Returns relating to Taxes solely attributable to the TRICON Group, TRICON and the members of the TRICON Group shall have full control over all matters relating to any Tax Proceeding in connection therewith. TRICON and the members of the TRICON Group shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence.

9. Payments. All payments to be made hereunder shall be made in immediately available funds. Except as otherwise provided, all payments required to be made pursuant to this Agreement will be due 30 days after the receipt of notice of such payment or, where no notice is required, 30 days after the fixing of liability or the resolution of a dispute. Payments shall be deemed made when received. Any payment that is not made by the PepsiCo Group when due shall bear interest at LIBOR minus 10 basis points, as quoted from time to time, for each day until paid. Any payment that is not made by the TRICON Group when due shall bear interest at LIBOR plus 75 basis points, as quoted from time to time, for each day until paid. If, pursuant to a Final Determination, any amount paid by PepsiCo or the members of the PepsiCo Group or TRICON or the members of the TRICON Group, as the case may be, pursuant to this Agreement results in any increased Tax liability or reduction of any Tax Asset of TRICON or any member of the TRICON Group or PepsiCo or any member of the PepsiCo Group, respectively, then PepsiCo or TRICON, as appropriate, shall indemnify the other party and hold it harmless from any interest or penalty attributable to such increased Tax liability or the reduction of such Tax Asset and shall pay to the other party, in addition to amounts otherwise owed, the After-Tax Amount. With respect to any payment required to be made under this Agreement, the PepsiCo Vice President, Tax has the right to designate, by written notice to TRICON, which member of the TRICON Group or the PepsiCo Group, as the case may be, will make or receive such payment and in which currency such payment will be made.

10. Notices. Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

               If to PepsiCo or the PepsiCo Group, to:

               Matthew McKenna
               Vice President, Tax
               PepsiCo, Inc.
               700 Anderson Hill Road
               Purchase, New York  10577-1444


               If to TRICON or the TRICON Group, to:


               Steve Feilmeier
               Vice President, Tax
               TRICON Global Restaurants, Inc.
               1441 Gardiner Lane
               Louisville, KY  40213


11.     Costs and Expenses.

               (i) Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement. For purposes of this Agreement, costs and expenses shall include, but not be limited to, reasonable attorney fees, accountant fees and other related professional fees and disbursements. Notwithstanding anything to the contrary in this Agreement, the TRICON Group will be responsible for its allocable portion, as determined by the PepsiCo Vice President, Tax, of (i) all costs and expenses attributable to filing any Return that reflects the income, assets or operations of the TRICON Group and any Return required to be filed in connection with the Restructuring, and (ii) all costs and expenses incurred by PepsiCo in complying with the provisions of Section 7 of this Agreement.

               (ii) With respect to all Tax Proceedings, including pending litigation with any Taxing Authority, costs shall be allocated in good faith by the PepsiCo Vice President, Tax. Each party hereto shall be liable for its allocable portion of such costs as provided in Section 5.

12. Effectiveness; Termination and Survival. This Agreement shall become effective upon the consummation of the Distribution. All rights and obligations arising hereunder with respect to a Pre-Distribution Tax Period shall survive until they are fully effectuated or performed and, provided, further, that notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for one year after the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof) and, with respect to any claim hereunder initiated prior to the end of such period, until such claim has been satisfied or otherwise resolved.

13. Section Headings. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof or in any way affect the meaning or interpretation of this Agreement.

14.     Entire Agreement; Amendments and Waivers.

               (a) Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment, modification, or waiver of any of the terms of this Agreement shall be valid unless made by an instrument signed by an authorized officer of each of PepsiCo and TRICON, or in the case of a waiver, by the party against whom the waiver is to be effective.

               (b) Amendments and Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. This Agreement shall not be waived, amended or otherwise modified except in writing, duly executed by all of the parties hereto.

15. Governing Law and Interpretation. This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina without giving effect to laws and principles relating to conflicts of law.

16. Dispute Resolution. If the parties hereto are unable to resolve any disagreement or dispute relating to this Agreement, including but not limited to whether a transaction is part of the Restructuring and whether a Tax liability is a PepsiCo Tax Liability or a TRICON Tax Liability, such dispute shall be resolved in good faith by the PepsiCo Vice President, Tax.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

18. Assignments; Third Party Beneficiaries. Except as provided below, this Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns, by merger, acquisition of assets or otherwise (including but not limited to any successor of a party hereto succeeding to the Tax attributes of such party under applicable law). This Agreement is not intended to benefit any person other than the parties hereto and such successors and assigns, and no such other person shall be a third party beneficiary hereof. If, during the period beginning on the Distribution Date and ending upon the expiration of the survival period set forth in Section 12, any corporation becomes an Affiliate of TRICON, such Affiliate shall be bound by the terms of this Agreement and TRICON shall provide evidence to PepsiCo of such Affiliate's agreement to be bound by the terms of this Agreement.

19. Authorization, etc. Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party, and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision or law or of its charter or bylaws or any agreement, instrument or order binding on such party.

               IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

                      PepsiCo on its own behalf and on behalf of the members of the PepsiCo Group.


                      By:__________________________
                         Karl M. von der Heyden
                         Chief Financial Officer



                      TRICON on its own behalf and on behalf of the members of the TRICON Group.


                      By:__________________________
                         Andrall E. Pearson
                         Chairman of the Board